    As filed with the Securities and Exchange Commission on August 21, 1996
                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                             THE LOEWEN GROUP INC.
             (Exact name of registrant as specified in its charter)

                                BRITISH COLUMBIA
         (State or Other Jurisdiction of Incorporation or Organization)

                                  98-0121376
                    (I.R.S. Employer Identification Number)

                              4126 NORLAND AVENUE
                           BURNABY, BRITISH COLUMBIA
                                CANADA  V5G 3S8
                               (604) 299-9321
 (Address, including postal or zip code, and telephone number, including area code, of registrants' principal executive offices)

                              TIMOTHY R. HOGENKAMP
                       LOEWEN GROUP INTERNATIONAL, INC.
                   50 EAST RIVERCENTER BOULEVARD, SUITE 800
                          COVINGTON, KENTUCKY  41011
                                (606) 431-6663
(Name, Address, including zip code, and telephone number, including area code, of Agent for Service)

                                with copies to:

      DWIGHT K. HAWES
  VICE-PRESIDENT, FINANCE                           MICHELLE L. JOHNSON
   THE LOEWEN GROUP INC.                     THELEN, MARRIN, JOHNSON & BRIDGES
    4126 NORLAND AVENUE                     TWO EMBARCADERO CENTER, SUITE 2100
 BURNABY, BRITISH COLUMBIA                 SAN FRANCISCO, CALIFORNIA  94111-3995
      CANADA  V5G 3S8

        Approximate date of commencement of proposed sale to the public:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]


  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered solely in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _______

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _______

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                           -----------------------

                                                    CALCULATION OF REGISTRATION FEE
====================================================================================================================================


Title of Each Class of Securities      Amount to be     Proposed Maximum    Proposed Maximum Aggregate    Amount of Registration Fee
       to be Registered                 Registered       Offering Price         Offering Price (1)
                                                           Per Unit (1)
- ------------------------------------------------------------------------------------------------------------------------------------
Common shares without par value (2)   1,500,000 shares        $28.50                $42,750,000                    $14,741.38
====================================================================================================================================


(1) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended. The above calculation is based on the average of the reported high and low prices of the Common Shares on the Nasdaq National Market on August 14, 1996.

(2) Each Common Share includes one Right to be issued under the Registrant's Shareholder Protection Rights Plan Agreement.

                               ----------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================
   INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THE OFFERED SHARES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. OFFERED SHARES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF OFFERED SHARES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.
================================================================================

                             SUBJECT TO COMPLETION
   PROSPECTUS

                             THE LOEWEN GROUP INC.
                              4126 Norland Avenue
            [LOGO]         Burnaby, British Columbia
                                Canada V5G 3S8

                            1,500,000 Common Shares

        The Common shares without par value (the "Common Shares") of The Loewen Group Inc., a corporation under the laws of British Columbia ("Loewen"), offered hereby (the "Offered Shares") are being sold by certain shareholders of Loewen (collectively, the "Selling Shareholders"). Loewen will receive none of the proceeds from the sale of the Offered Shares. Information regarding the Selling Shareholders is set forth herein under the heading "Selling Shareholders."

        The Common Shares currently are traded on the Nasdaq National Market under the symbol "LWNG." On August 20, 1996, the closing price per Common Share on the Nasdaq National Market was $29.00.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         Some or all of the Offered Shares may be offered for sale and sold from time to time by the Selling Shareholders on the Nasdaq National Market (or any national securities exchange in the United States on which the Common Shares may then be listed), in privately negotiated transactions (which may include block transactions) or otherwise. In addition, the Selling Shareholders may engage in short sales, short sales against the box and other transactions in the Common Shares or derivatives thereof, and may pledge, sell, deliver or otherwise transfer the Offered Shares in connection therewith. This Prospectus may be used by the Selling Shareholders or by any broker-dealer who may participate in sales of the Offered Shares. Participating broker-dealers may act as agents or principals or both and may receive commissions, discounts or concessions in connection with sales or other transfers of Offered Shares. See "Plan of Distribution." Loewen Group International, Inc., a Delaware corporation and a wholly owned subsidiary of Loewen ("LGII"), has agreed to pay the expenses of registering the Offered Shares on behalf of the Selling Shareholders, other than broker-dealer commissions, discounts or concessions and any legal fees incurred by the Selling Shareholders in connection with sales of the Offered Shares.

         No person is authorized by Loewen or the Selling Shareholders to give any information or to make any representations other than those contained in this Prospectus. Neither the delivery of this Prospectus nor any sale made hereunder shall create any implication that there has not been a change in the information contained herein since the date hereof.

                              -------------------

               The date of this Prospectus is _____________, 1996

                             AVAILABLE INFORMATION

          Loewen has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (together with any amendments, exhibits, annexes and schedules thereto, the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder, with respect to the Offered Shares. This Prospectus does not include all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements made in the Prospectus as to the contents of any contract, agreement or other document referred to in the Registration Statement are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

          Loewen is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by Loewen may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Seven World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained by mail from the Public Reference section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, reports, proxy statements and other information that Loewen files with the Commission electronically are contained in the Internet Web site maintained by the Commission. The Commission's Web site address is http://www.sec.gov. The Common Shares are quoted on the Nasdaq National Market and are traded on The Toronto Stock Exchange and The Montreal Exchange. Reports, proxy statements and other information filed by Loewen may be inspected at the offices of The Nasdaq Stock Market at 1735 K Street, N.W., Washington, D.C. 20006, at the offices of The Toronto Stock Exchange at The Exchange Tower, 2 First Canadian Place, Toronto, Ontario, Canada M5X IJ2 and at the offices of The Montreal Exchange at 800 Victoria Square, Montreal, Quebec, Canada H4Z 1A9.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

          The following documents heretofore filed by Loewen with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act (File No. 0-18429) are hereby incorporated herein by reference: (i) Annual Report on Form 10-K for the year ended December 31, 1995 filed March 28, 1996 (as amended on Form 10-K/A filed June 20, 1996); (ii) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 (filed May 15, 1996) and June 30,1996 (filed August 14, 1996); (iii) Current Reports on Form 8-K dated January 3, 1996, January 17, 1996, January 24, 1996, January 26, 1996, February 6,
     1996, February 12, 1996, February 27, 1996, March 4, 1996, March 13, 1996,
     March 20, 1996, March 26, 1996 (as amended on Forms 8-K/A filed June 10, 1996 and July 5, 1996), March 31, 1996, May 1, 1996, May 8, 1996, May 24,
     1996, May 31, 1996, June 4, 1996, June 6, 1996, June 17, 1996 and August 7,
     1996; (iv) Reports by Issuer of Securities Quoted on Nasdaq Interdealer Quotation System on Form 10-C dated February 27, 1996 and March 20, 1996; and (v) the description of the Common Shares contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description. All documents filed by Loewen pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Offered Shares shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

          Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

          LOEWEN WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL OF THE FOREGOING DOCUMENTS INCORPORATED BY REFERENCE HEREIN (OTHER THAN EXHIBITS TO ANY SUCH DOCUMENT UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENT). REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO THE CORPORATE SECRETARY OF LOEWEN, 4126 NORLAND AVENUE, BURNABY, BRITISH COLUMBIA, CANADA V5G 3S8; TELEPHONE NUMBER
     (604) 299-9321.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

          Certain documents incorporated by reference in this Prospectus contain both statements of historical fact and "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Examples of forward-looking statements include: (i) projections of revenue, earnings, capital structure and other financial items, (ii) statements of the plans and objectives of the Company or its management, (iii) statements of future economic performance of the Company and (iv) assumptions underlying statements regarding the Company or its business. Important factors, risks and uncertainties that could cause actual results to differ materially from any forward-looking statements ("Cautionary Statements") are disclosed in certain documents incorporated by reference herein. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements.

                             FINANCIAL INFORMATION

          All dollar amounts in financial statements incorporated by reference into this Prospectus are in United States dollars ("U.S.$" or "$") unless otherwise indicated. References to "Cdn.$" are to Canadian dollars.

          The consolidated financial statements of Loewen, its subsidiaries and associated entities (the "Company") included in Loewen's reports filed pursuant to the Exchange Act are prepared in accordance with accounting principles generally accepted in Canada ("Canadian GAAP"). Differences between Canadian GAAP and accounting principles generally accepted in the United States ("U.S. GAAP"), as applicable to the Company, are explained in
     Note 21 to the consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995, and in
     Note 9 to the interim consolidated financial statements included in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996. The consolidated financial statements of the Company for the year ended December 31, 1993, and for prior years, were published in Canadian dollars. Effective January 1, 1994, the Company adopted the United States dollar as its reporting currency and, accordingly, has published its consolidated financial statements for the year ended December 31, 1994 and subsequent periods in United

     States dollars. Financial information relating to periods prior to January 1, 1994 has been translated from Canadian dollars into United States dollars as required by Canadian GAAP at the December 31, 1993 rate of U.S.$1.00=Cdn$1.3217.

                                  THE COMPANY

          The Loewen Group Inc. operates the second-largest number of funeral homes and cemeteries in North America and the largest number of funeral homes in Canada. The Company also engages in the pre-need selling of funeral services through its operating locations and the pre-need selling of cemetery and cremation services through certain of its operating locations. As at July 26, 1996, the Company operated 909 funeral homes throughout North America. This included 796 funeral homes in the United States (including locations in Puerto Rico) and 113 funeral homes in Canada. In addition, as at such date, the Company operated 247 cemeteries in the United States and six cemeteries in Canada. As at the close of business on July 26, 1996, the Company had negotiated agreements for the acquisition of a further 58 funeral homes and 55 cemeteries in the United States and five funeral homes in Canada.

          Loewen was incorporated in 1985 under the laws of British Columbia, Canada. Loewen's principal executive offices are located at 4126 Norland Avenue, Burnaby, British Columbia, Canada, V5G 3S8; telephone (604) 299-9321.

                              SELLING SHAREHOLDERS

          Certain of the Selling Shareholders listed in the following table have indicated their intention to sell some or all of the Offered Shares set forth opposite their respective names. The following table assumes that each of the Selling Shareholders will sell all of the Offered Shares set forth opposite such Selling Shareholder's name. However, one or more of the Selling Shareholders may sell only a small portion of or none of the Offered Shares set forth opposite such Selling Shareholder's name.

                                                       COMMON SHARES            NUMBER OF               COMMON SHARES
                                                 BENEFICIALLY OWNED PRIOR      SHARES HELD        BENEFICIALLY OWNED AFTER
                                                      TO THE OFFERING          OF RECORD TO              THE OFFERING
                                             --------------------------------   TO BE SOLD       --------------------------
                                             NUMBER OF             PERCENT OF     IN THE          NUMBER OF       PERCENT OF
                                             SHARES (1)            CLASS (1)     OFFERING           SHARES          CLASS
                                             -----------           ----------    --------         ---------       ----------
Gulf Group, Inc. and Affiliates (2)
- -----------------------------------

Gulf Group, Inc...........................   721,875 (3)             1.22%        82,500              0                0%

Gulf National Life Insurance Company......   639,375 (4)             1.08        278,438              0                0

Gulf Holdings, Inc........................   360,937 (5)             0.61         82,500              0                0

Selected Funeral Insurance
Company...................................   278,437                 0.47        278,437              0                0

Bradford-O'Keefe Funeral Homes, Inc.......    20,625 (6)             0.03         12,375              0                0

James F. Webb Funeral Homes, Inc..........     8,250                 0.01          8,250              0                0

Jeremiah J. O'Keefe, Sr...................   783,750 (7)             1.33         41,250              0                0

Jeffrey H. O'Keefe........................   783,750 (7)             1.33         41,250              0                0

Other Selling Shareholders
- --------------------------

Willie E. Gary............................   375,000                 0.64        375,000              0                0

People's Bank Biloxi, as escrow agent for
Halbert E. Dockins, Jr. and
Michael S. Allred  -- The Law Firm of
Allred and Donaldson......................   240,000 (8)             0.41        240,000              0                0

Michael F. Cavanaugh......................    60,000                 0.10         60,000              0                0
- --------------------

 Footnotes appear on the following page.

(1)  Determined as of August 9, 1996

(2) Gulf Group, Inc. ("Gulf Group") and its affiliates named herein (collectively, the "Gulf Shareholders") hold of record an aggregate of 825,000 Common Shares, all of which shares are Offered Shares. As a result of the affiliations among the Gulf Shareholders, Common Shares held of record by one of the Gulf Shareholders may be deemed to be beneficially owned by one or more of the other Gulf Shareholders. Each of Jeremiah J. O'Keefe, Sr. and Jeffrey H. O'Keefe holds more than 10% of the outstanding shares of capital stock of Bradford-O'Keefe Funeral Homes, Inc. ("Bradford-O'Keefe"), which is the sole shareholder of James F. Webb Funeral Homes, Inc. ("James F. Webb"). Jeremiah J. O'Keefe, Sr. also holds more than 10% of the outstanding shares of capital stock of Gulf Group, which is the sole shareholder of Gulf National Life Insurance Company ("Gulf National"). Gulf National holds more than 10% of the outstanding shares of capital stock of Gulf Holdings, Inc. ("Gulf Holdings"), which is the sole shareholder of Selected Funeral Insurance Company ("Selected Insurance"). Jeremiah J. O'Keefe, Sr. is a director of Gulf Group, Gulf Holdings and Bradford-O'Keefe. Jeffrey H. O'Keefe is a director of Gulf Group, Gulf National, Gulf Holdings and Selected Insurance.

(3) Includes 639,375 Offered Shares held of record by Gulf National, Gulf Holdings and Selected Insurance. Also includes 8,250 Common Shares originally issued to Gulf National Investment Company ("Gulf Investment"). Gulf Investment has been merged with and into Gulf Group.

(4) Includes 360,937 Offered Shares held of record by Gulf Holdings and Selected Insurance.

(5) Includes 278,437 Offered Shares held of record by Selected Insurance.

(6) Includes 8,250 Offered Shares held of record by James F. Webb.

(7) Includes 742,500 Offered Shares held of record by Gulf Group, Gulf National, Gulf Holdings, Selected Insurance, Bradford-O'Keefe and James F. Webb.

(8) Consists of shares held in an escrow account which may be revoked at any time by the law firm of Allred & Donaldson.

                    AGREEMENTS WITH THE SELLING SHAREHOLDERS

          The Offered Shares were acquired by the Selling Shareholders in connection with the settlement (the "Settlement") of certain litigation against Loewen, LGII and two indirect subsidiaries. The Offered Shares are being registered pursuant to certain registration rights granted by Loewen pursuant to a Shareholders' Agreement made as of February 9, 1996, by and among Loewen, LGII, Jeremiah J. O'Keefe, Sr., Jeffrey H. O'Keefe, Bradford-O'Keefe, Gulf Holdings, Gulf Group, Gulf Investment, Gulf National, Selected Insurance, James F. Webb, Michael Allred and the law firm of Allred & Donaldson, Willie E. Gary and the law firm of Gary, Williams, Parenti, Finney, Lewis & McManus, Michael F. Cavanaugh, individually, and Halbert E. Dockins, Jr., individually (the "Shareholders' Agreement").

          The Shareholders' Agreement also includes, with respect to the Offered Shares (a) a per share price guarantee, pursuant to which, in certain circumstances, LGII will be required to pay to each Selling Shareholder, upon due notice ("Notice"), the amount by which $30 exceeds the weighted average closing price of the Common Shares on the Nasdaq National Market (or such national securities exchange as may then be the principal United States market for the Common Shares) for the five consecutive trading days preceding the date of the Notice, (b) a voting agreement pursuant to which the Selling Shareholders have agreed, until February 9, 1998, to vote the Offered Shares in accordance with the recommendations of the Board of Directors of Loewen, and (c) a right of first refusal granted to Loewen or its assignee by each of the Selling Shareholders. Pursuant to the terms of the Shareholders' Agreement, Offered Shares sold pursuant to this Prospectus, upon transfer, will cease to be subject to the Shareholders' Agreement and persons who so acquire Offered Shares will not be entitled to receive any benefits from the Shareholders' Agreement.

                              PLAN OF DISTRIBUTION

          The Offered Shares may be sold from time to time on the Nasdaq National Market (or any national securities exchange in the United States on which the Common Shares may then be listed), in privately negotiated transactions (which may include block transactions) or otherwise. Such sales may be made at the market price prevailing at or around the time of sale, a price related to such prevailing market price or a negotiated price. In addition, the Selling Shareholders may engage in short sales, short sales against the box and other transactions in the Common Shares or derivatives thereof, and may pledge, sell, deliver or otherwise transfer the Offered Shares in connection therewith. This Prospectus may be used by the Selling Shareholders or by any broker-dealer who may participate in sales of the Offered Shares. Participating broker-dealers may act as agents or principals or both and may receive commissions, discounts or concessions (which may be in excess of customary brokers' commissions) in connection with sales or other transfers of Offered Shares. Other than the right of first refusal included in the Shareholders' Agreement, Loewen has not entered into any agreements or arrangements relating to the sale of the Offered Shares.

          LGII has agreed to pay the expenses of registering the Offered Shares on behalf of the Selling Shareholders, other than broker-dealer commissions, discounts or concessions and any legal fees incurred by the Selling Shareholders in connection with sales of the Offered Shares.
     Loewen has agreed to indemnify the Selling Shareholders and any underwriter (as defined in the Securities Act) for a Selling Shareholder against certain liabilities under the Securities Act.

                        CERTAIN RESTRICTIONS ON TRANSFER

          The Offered Shares were issued to the Selling Shareholders pursuant to a private placement exemption under the laws of British Columbia, Canada. The Offered Shares may not be traded in British Columbia until the expiration of a one-year hold period that commenced on February 15, 1996 (the "British Columbia Hold Period"). The British Columbia Hold Period will expire on February 15, 1997. Until the British Columbia Hold Period has expired, a certificate representing such Offered Shares cannot be traded through the facilities of The Toronto Stock Exchange or on The Montreal Exchange since the certificate is not freely transferable and consequently is not "good delivery" in settlement of transactions on The Toronto Stock Exchange or on The Montreal Exchange. Until February 15, 1997, certificates representing Offered Shares may be required to bear legends reflecting the imposition of the British Columbia Hold Period and the related trading restrictions imposed by The Montreal Exchange and The Toronto Stock Exchange.

          LOEWEN HAS BEEN ADVISED BY THE NASDAQ STOCK MARKET THAT CERTIFICATES REPRESENTING OFFERED SHARES WILL BE FREELY TRADABLE ON THE NASDAQ NATIONAL MARKET.

                                    EXPERTS

          The consolidated financial statements of Loewen incorporated by reference in this Prospectus have been audited by KPMG, Chartered Accountants, for the periods indicated in its report thereon, which is incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                 LEGAL MATTERS

          The validity of the Offered Shares will be passed upon for Loewen by Russell & DuMoulin, Vancouver, British Columbia, Canada.

           ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES AGAINST LOEWEN

          Loewen is a corporation organized under and governed by the laws of the Province of British Columbia, Canada. Certain of its directors, controlling persons, and officers are residents of Canada, and all or a portion of the assets of such persons and of Loewen are located outside the United States. As a result, it may be difficult or impossible for United States holders of the Common Shares to effect service within the United States upon Loewen (although it may be possible to effect service upon direct or indirect United States subsidiaries of Loewen) and those directors or officers who are not residents of the United States, or to realize in the United States upon judgments of courts of the United States predicated upon the civil liability of such persons under the Securities Act or the Exchange Act, to the extent such judgments exceed such person's United States assets. Loewen has been advised by Russell & DuMoulin, its Canadian counsel, that there is doubt as to the enforceability in Canada against any of these persons, in original actions or in actions for enforcement of judgments of United States courts, of liabilities predicated solely on the Securities Act or the Exchange Act.

     No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer and sale of securities made hereby, and if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Shareholders. This Prospectus does not constitute an offer of any securities other than those to which it relates or an offer or a solicitation in any jurisdiction to any person to whom it is not lawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus, nor any distribution of securities made hereunder shall, under any circumstances, create any implication that there has not been a change in the facts set forth in this Prospectus or in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to the date hereof.


                       -----------------

                       TABLE OF CONTENTS

                                                            Page
                                                            ----
Available Information......................................   2
Incorporation of Certain Information by Reference..........   2
Disclosure Regarding Forward-Looking Statements............   3
Financial Information......................................   3
The Company................................................   4
Selling Shareholders.......................................   5
Agreements with the Selling Shareholders...................   6
Plan of Distribution.......................................   7
Certain Restrictions on Transfer...........................   7
Experts....................................................   7
Legal Matters..............................................   8
Enforceability of Certain Civil Liabilities Against Loewen.   8



                             THE LOEWEN GROUP INC.


                               -----------------
                                  PROSPECTUS
                               -----------------


                               -----------------
                                   1,500,000
                                 COMMON SHARES
                               -----------------


                                            , 1996

                                    PART II


Item 14.  Other Expenses of Issuance and Distribution.
          -------------------------------------------

          The estimated fees payable by Loewen in connection with the issuance and registration of the Offered Shares are as follows:

         SEC Registration Fee...........   $14,741.38
         Accounting Fees and Expenses...     3,000.00
         Legal Fees and Expenses........    10,000.00
         Printing Fees..................    10,000.00
         Listing Fees...................          -0-
         Transfer Agent Fees............          -0-
         Miscellaneous..................     2,258.62
                                           ----------
         TOTAL..........................   $40,000.00
                                           ==========

Item 15.  Indemnification of Officers and Directors.
          -----------------------------------------

          Section 152 of the Company Act of British Columbia provides in part that:

          A company may, with the approval of the court, indemnify a director or former director of the company or a director of a corporation of which it is or was a shareholder, and his heirs and personal representatives, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him, including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director, including an action brought by the company or corporation, if

          (a) he acted honestly and in good faith with a view to the best interests of the corporation of which his is or was a director; and

          (b) in the case of a criminal or administrative action or proceeding, he had reasonable grounds for believing that his conduct was lawful.

          Part 19 of Loewen's Articles provides that Loewen shall indemnify its directors generally in accordance with the provisions of Section 152 and that Loewen shall indemnify its Secretary and any Assistant Secretary against all costs, charges and expenses incurred that have arisen as a result of serving Loewen in such capacity. The Articles further provide that Loewen may indemnify any of its officers, employees or agents against all costs, charges and expenses incurred as a result of acting as an officer, employee and agent of Loewen.

     Item 16.  Exhibits.
               --------

          Exhibit
          Number      Description
          ------      -----------
           5           OPINION RE LEGALITY

           5.1 Opinion of Russell & DuMoulin as to the legality of the Offered Shares

           23          CONSENTS OF EXPERTS AND COUNSEL

           23.1          Consent of Russell & DuMoulin (included in Exhibit 5.1)

           23.2          Consent of KPMG

           23.3          Consent of Price Waterhouse LLP

           23.4          Consent of Richter, Usher & Vineberg

           23.5          Consent of Altschuler, Melvion and Glasser LLP

           23.6          Consent of Keith J. Schulte Accountancy Corporation

           23.7          Consent of Hirsch, Oelbaum, Bram & Hanover

           23.8          Consent of KPMG Peat Marwick LLP

           24          POWERS OF ATTORNEY (included on the signature pages to
                         this Registration Statement)


Item 17.  Undertakings.
          ------------

          (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

           provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by such paragraphs is contained in one or more periodic reports filed with or furnished to the Commission by Loewen pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Burnaby, Province of British Columbia, Canada on August 16, 1996.

                               The Loewen Group Inc.



                               By:    /s/ Raymond L. Loewen
                                     --------------------------------
                                     Raymond L. Loewen
                                     Chairman of the Board and Chief
                                     and Executive Officer


                               POWER OF ATTORNEY

               Each person whose signature appears below hereby appoints Raymond
     L. Loewen, Peter S. Hyndman and Paul Wagler, and each of them severally, acting alone and without the other, his true and lawful attorney-in-fact with authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this registration statement necessary or advisable to enable the Registrant to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such changes in this registration statement as the aforesaid attorney-in-fact deems appropriate.

               Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



        Dated: August 16, 1996    /s/ Raymond L. Loewen
                                  ----------------------------------------------
                                  Raymond L. Loewen
                                  Chairman of the Board, Chief Executive Officer
                                  and Director
                                  (Principal Executive Officer)



        Dated: August 16, 1996    /s/ Timothy R. Hogenkamp
                                  ---------------------------------------------
                                  Timothy R. Hogenkamp
                                  President and Chief Operating Officer and
                                  Director
                                  (Principal Executive Officer)

  Dated: August 16, 1996       /s/ Paul Wagler
                               ---------------------------------------------
                               Paul Wagler
                               Senior Vice-President, Finance and
                               Chief Financial Officer and Director
                               (Principal Financial Officer)



  Dated: August 16, 1996       /s/ William G. Ballantyne
                               ---------------------------------------------
                               William G. Ballantyne
                               Senior Vice-President, Financial Control and
                               Administration
                               (Principal Accounting Officer)



  Dated: August 16, 1996       /s/ Kenneth S. Bagnell
                               ---------------------------------------------
                               Kenneth S. Bagnell
                               Director



  Dated: August 16, 1996       /s/ The Honorable J. Carter Beese, Jr.
                               ---------------------------------------------
                               The Honorable J. Carter Beese, Jr.
                               Director



  Dated: August 16, 1996       /s/ Earl A. Grollman
                               ---------------------------------------------
                               Earl A. Grollman
                               Director



  Dated: August 16, 1996       /s/ Harold E. Hughes
                               ---------------------------------------------
                               Harold E. Hughes
                               Director



  Dated: August 16, 1996       /s/ Peter S. Hyndman
                               ---------------------------------------------
                               Peter S. Hyndman
                               Director



  Dated:  August 16, 1996      /s/ Albert S. Lineberry, Sr.
                               ---------------------------------------------
                               Albert S. Lineberry, Sr.
                               Director



  Dated:  August 16, 1996      /s/ Charles B. Loewen
                               ---------------------------------------------
                               Charles B. Loewen
                               Director

Dated:  August 16, 1996        /s/ Robert B. Lundgren
                               ---------------------------------------------
                               Robert B. Lundgren
                               Director



Dated:  August 16, 1996        /s/ James D. McLennan
                               ---------------------------------------------
                               James D. McLennan
                               Director


Dated:
                               ---------------------------------------------
                               Ernest G. Penner
                               Director



                               /s/ The Right Honourable John N. Turner, P.C.,
Dated:  August 16, 1996            C.C., Q.C.
                               ---------------------------------------------
                               The Right Honourable John N. Turner, P.C., C.C., Q.C.
                               Director

     AUTHORIZED REPRESENTATIVE IN THE UNITED STATES


          The undersigned is Loewen's authorized representative in the United States.


Dated: August 16, 1996         /s/ Timothy R. Hogenkamp
                               -------------------------------------
                               Timothy R. Hogenkamp

                                 EXHIBIT INDEX

          Exhibit
          Number      Description                                                   Page
          ------      -----------                                                   ----
           5           OPINION RE LEGALITY

           5.1 Opinion of Russell & DuMoulin as to the legality of the Offered Shares

           23          CONSENTS OF EXPERTS AND COUNSEL

           23.1          Consent of Russell & DuMoulin (included in Exhibit 5.1)

           23.2          Consent of KPMG

           23.3          Consent of Price Waterhouse LLP

           23.4          Consent of Richter, Usher & Vineberg

           23.5          Consent of Altschuler, Melvion and Glasser LLP

           23.6          Consent of Keith J. Schulte Accountancy Corporation

           23.7          Consent of Hirsch, Oelbaum, Bram & Hanover

           23.8          Consent of KPMG Peat Marwick LLP

           24          POWERS OF ATTORNEY (included on the signature pages to
                         this Registration Statement)
